Exhibit 99.1

EVADER MOTOR SPORTS, INC.

INTERNATIONAL DISTRIBUTOR AGREEMENT

THIS AGREEMENT is made by and between EVADER MOTORSPORTS, INC. a Nevada corporation (the "company", an affiliate of EVADER, INC. ("EVDR"), and AMANASU TECHNOLOGIES CORPORATION a corporation, located at       701 5T Ave. 98104.42nd Floor Seattle, WA98104 U.S.A (the "distributor")

In consideration of the promises contained in this Agreement, it is agreed as follows:

APPOINTMENT: Distributor is appointed an exclusive authorized company for the following Products and parts and accessories for those Products:

- EvaderTM Electric Motor Scooters

- All EvaderTM parts and accessories

- All literature, printed materials veering the EvaderTM

- Any other products sold by Company to Distributor

The products listed above will be referred to as "Products" in this Agreement. No other Products of the Company are covered by this Agreement.

Channel and TERRITORY: Distributor is appointed as the Company's Exclusive Distributor to sell and service the Products in the following distribution Channel within the Geographic Territory (the "Territory"):

Channel:

Motorcycle Retail Industry and other Mutually Agreed upon Channels or Vertical Markets

TERRITORY:

Japan

Distributor and its Dealers will not sell, display, advertise, promote or service Products from or with respect to any territory other than the Territory specified above unless authorized to do so by the Company in a separate Distributor or Dealer Agreement.

Annual Operating Distributor Agreement: Distributor has agreed to place orders for the products over the periods specified ("Purchase Requirements") in Attachment 1 hereto.  Distributor agrees that these Purchase Requirements are reasonable and obtainable and that the Company is relying upon Distributor to meet these Purchase Requirements during the first year (1) year term of this Agreement: This agreement is for a five year period with an option for a five year renewal. The Annual Operating Distributor Agreement (AODA) must be executed by both parties annually for the agreement to remain effective from year to year. The agreement will remain in effect subsequent to the initial five-year term so long as the parties agree to execute the AODA on a continuous basis.

DISTRIBUTOR

COMPANY

Amanasu Technologies Corporation

EVADER MOTORSPORTS, INC.

By:

/s/ Atsushi Maki

By:

/s/ Rob Stoneham

(Print Name Here)

Atsushi Maki

(Print Name Here)

Rob Stoneham

Title:

Chairman

Title:

Director of Global Distribution

Date:

December 30, 2004

Date:

December 30, 2004

Distributor Phone Number:

206-262-8188

EVADER, INC.

Distributor FAX Number:

206-262-8199

By:

/s/ Brent Nelson,

Brent Nelson, Managing Director

Attachment 1

Annual Operating Distributor Agreement

Distributor:

Commencement Date: Date of execution this agreement by the Company and Distributor or the date of final approval received by the Company and Distributor for importation if the agreement is executed prior to importation approval.

Termination Date: 365 days from commencement date unless preceded by the execution of a more current AODA.

See schedule "B" for complete list and schedule of quarterly purchase requirements.

Total quantity ordered in year one must exceed one thousand (2500) units. Year one will be defined by the period from the date of execution this agreement up to April 30th, 2006.

Parts:

To be Determined

Pricing Terms: *Prices are FOB Port of Manufacture and are set in $US

Rob Stoneham                                                December 30, 2004            Atsushi Maki                                 December 30, 2004

EVADER MOTOR SPORTS, INC.

Date:

DISTRIBUTOR

Date:

•

Subsequent to first year, the Annual Operating Distributor Agreement (AODA) including sales quotas and commitments mutually agreed upon by distributor and company, is to be executed not less than 30 days prior to the termination date of the preceding agreement

•

Additional Schedules are to be attached here including the agreed upon annual purchase target(s) "Schedule B" in unit numbers by model. These purchases are to be seasonally adjusted by quarter. The schedule to outline the agreed upon co-op advertising program is to be attached as "Schedule C"

•

For the purposes of this agreement both parties have agreed that in year one "Schedule B" the purchase target will the aggregate number of two thousand five hundred units (2500) irrespective of model configuration for the period ending April 30th 2006 with purchases commencing 30 days after the date at which the company's product receives Japanese Ministry of Transport approval. The company requires that no less than 40 per cent of the two thousand five hundred units to be purchased by the distributor will be made within the first 180 days of the execution of this agreement by the distributor, or the date at which the Company receives approval from Japanese Regulatory Agencies to legally import and sell the Evader Product.

•

The parties agree "Schedule C" is to be negotiated in good faith upon execution of this agreement. The company and distributor agree that the amount of co-op advertising by the company will not exceed two per cent of the purchase amount by the distributor in the twelve-month period coinciding with the AODA.

•

The company agrees that all costs to have the companies product (including test or demonstration product) imported to the standards set by the importing distributor government regulations are to be a at the expense of the company.

•

The company has established a volume rebate program Schedule "D" for the Distributor based purchases in a calendar year.

Volume Rebate Program

Annual Purchases # Units

Rebate $/Unit

ii. 1,001 - 1,500	$.00
iii. 1,501 - 2,000	$.00
iv. 2,001 - 2,500	$.00
v. 2,501 - 3,000	$15.00
vi. 3,001 - 3,500	$20.00
vii. 3,501 - 4,000	$25.00
viii. 4,001 - 4,500	$30.00

SALES EFFORT: This Agreement authorizes sales of Products by distributor to dealers, retail consumers and other potential customers. Distributor agrees to use its best efforts to promote the sale of Products to dealers in Distributor's Territory and to maintain a sales staff which, in the opinion of the Company, is commensurate with the market potential of the Territory. Distributor's sales efforts will be in accordance with Company's policies and procedures as may be issued from time to time.

Distributor shall appoint dealers at the earliest possible time in all localities in the Territory where there is a reasonable demand for the Products.

Distributor agrees to, or to require dealers to, undertake all advertising, promotional and selling activities as may reasonably be required to meet the market potential for Products in the Territory. Distributor agrees to or to require dealers to conduct they're respective advertising activities in the Territory only and to abide by the Company's written guidelines concerning advertising.

Distributor agrees to, and to require its dealers to, display Products in their respective showrooms in a prominent manner and in such quantities as Company may recommend. Distributor will, and will require its dealers to, identify their respective places of business as a Distributor or dealer, as the case may be, of Products by means of outdoor or other appropriate signage and other means, all consistent with the image and quality of Products.

Distributor agrees to not, and to instruct its dealers not, to sell Products outside of the Territory, and agrees not to sell Products to any person, firm, corporation, or other entity whom Distributor knows or has reason to know will sell or offer for sale outside of the Territory.

FORECASTS & ORDERS: Distributor agrees to provide the Company with forecasts and firm orders as the Company reasonably may require and according to programs and procedures that the Company may issue from time to time.

Distributor understands that forecasts and orders are accepted at the Company's main offices only. The Company may accept or reject any order in whole or in part if such order is submitted in violation of, or may lead to the violation of, any provision of this Agreement, or for any other reason, in the Company's sole discretion. The Company will use its best efforts to fill all accepted orders but will not be liable to Distributor for any delay or inability to fill an accepted order for any reason. Accepted orders shall be filled by Company ex factory or by delivery to the agreed upon port of exit from the United States or as otherwise agreed in writing between the parties.

Distributor may return none of the Products to the Company without prior written authorization from the Company. Any goods returned shall at all times be at the risk of the Distributor and subject to disposal by the Company. All returned goods must be sent with transportation prepaid.

SERVICE & WARRANTY: The Company and Distributor recognize the importance of providing prompt and courteous service to all owners of the Products. The Distributor agrees, and will require each dealer to agree, to provide prompt warranty and repair service to all customers of Product, regardless of where the Product was purchased.

Distributor will, and will require select dealers to, maintain a service department staffed with employees trained in the service of Products.  Distributor will, and will require each dealer to (if applicable), purchase from the Company all recommended service tools, testing equipment, service literature, parts catalogs, and microfiche pertaining to the service of Products. The Company, from time to time, will establish service policies, standards, guidelines, procedures and programs. Distributor agrees to, and will require each dealer to, abide by such policies, standards, guidelines, procedures and programs.

The Company will, from time to time, establish a warranty, which will apply to the Products. A written statement of the Company's warranty will be provided to Distributor, who will provide such warranty materials to each dealer. There is no other warranty, which applies to the Products. Neither the Distributor nor the dealer has any authority to alter, amend or modify Company's warranty.

Distributor will perform all warranty work on Products or authorized dealers, as the case may be, at no charge to the customer and in accordance with Company's warranty procedures and policies as established from time to time by the Company.

Distributor will be reimbursed for warranty labor at the rate agreed to by Distributor and Company and in the manner specified in the Company's warranty policies and procedures. Distributor agrees, and will require each dealer to agree, to use only genuine Company parts for warranty service. However, if warranty repairs are made with parts, which are not genuine Company parts, then the warranty term shall be deemed expired.

Upon the effective date of termination or expiration of this Agreement, neither Distributor not any of Distributor's dealers shall be eligible to perform warranty work on Products.

PRICES & TERMS: the Company will at prices and discounts establish all purchases of Products by Distributor from time to time.

All property rights in and legal title to the Products shall remain with Company until the Products depart the factory or, if agreed to in writing, arrive at the port of exit from the United States, or until full payment of the goods has been made or a letter of credit for the products has been received, whichever is the later.

Terms of payment will be cash or Company may grant other such terms as from time to time in its sole discretion. Company may change such terms at any time in its sole discretion.

In the event terms other than cash are granted, all accounts not paid in accordance with such terms will be assessed a service fee at the maximum amount permitted by law in the jurisdiction in which Distributor is located, not to exceed 1% per month. In addition, distributor agrees to pay the Company reasonable attorneys' fees and costs incurred in connection with any collection proceedings by Company against Distributor. Distributor shall be liable for all costs and deficiencies to Company resulting from the repossession and resale of Products whether by Company or third parties. In addition, Distributor shall pay to Company all rebates or discounts charged back to Distributor by Company on Products, which have been repossessed.

Company may set off any amounts owed Distributor by Company against amounts owed to Company. In addition, Company may use any amounts owed to Distributor by Company as an offset against any amounts, which Distributor may owe to any subsidiary, affiliate, product group, division or facility of Company or EVDR.

TERM & TERMINATION: This exclusive Agreement will be effective for the period stated on page 1 of this Agreement. In no event will this Agreement become effective until it is accepted and signed by the Company at its main offices and returned to Distributor.

Either party may terminate this Agreement at any time, without cause, with three (3) months written notice.

In the event Distributor has achieved its Purchase Requirements stated on page 1, Distributor shall have the right to extend this Agreement for an additional year and the Purchase Requirement shall be 120% of the last year Purchase Requirement.

This Agreement may be terminated immediately upon the occurrence of any of the following:

(a)

Any breach or violation of any material provision of this Agreement, including sales outside the Territory, warranty or other fraud, failure to meet Purchase Requirements, failure to pay for Products on agreed upon terms, failure to provide adequate service, failure to meet service training requirements, failure to purchase required tools/equipment, failure to comply with Company's policies and procedures, failure to maintain an inventory as agreed in this Agreement and failure by Distributor to require and enforce dealer to meet similar requirements;

(b)

Any repossession of Products whether by Company or a third party;

(c)

A sale or other change in control of Distributor's business.

(d)

Failure of the company to meet its supply commitment, to provide training or delay unduly in the renewal of this agreement. Be negligent in the conduct of its business, appoint other distributors in the geographical territory, or misrepresent its product in any way. Such termination will be effective upon the mailing of written notice of termination.

ASSIGNMENT:  Distributor may not assign this Agreement without prior written approval of Company. Prior to approving an assignment, the Company reserves the right to investigate the proposed assignee and to evaluate the proposed assignee's qualification, reputation and financial capability to act as a Distributor of Products. Company may, at its option, execute a new distributor agreement in lieu of approving an distributor Agreement in lieu of approving an assignment. Company may, at any time, assign this agreement to a parent, subsidiary  or affiliated entity. The Company may also assign this Agreement in the event Distributor has not cured a breach in a) - c) in the Term and Termination Section above after 30 days.

Upon the effective date of expiration or termination of this Agreement, Company will have no further obligation, responsibility or liability to Distributor. The expiration or termination of this Agreement shall not relieve Distributor of the obligation to pay Company for Products previously shipped.

In the event this Agreement is terminated or not renewed by either Party, Company shall have the option, but not the obligation, to repurchase any or all of the Products in Distributor's inventory as of the effective date of nonrenewable or termination. Distributor shall provide to Company upon request a complete list of all Products in Distributor's inventory. Distributor agrees to sell to Company such Products as Company may designate at the price which Distributor paid for such Products net of rebates, discounts and programs, and adjusted for out of box conditions. Company shall pay the freight costs associated with such repurchase.

USE OF NAME: Distributor agrees, and will require each dealer, not to use any trademark or trade name of Company as a whole or a part of the title of Distributor or dealer's business, as the case may be. Distributor agrees, and will require each dealer to agree, that immediately upon the expiration or termination of this Agreement, Distributor or dealer, as the case may be, will remove all signs, markings, telephone and directory listings or any other markings containing trademarks or trade names of the Company and to discontinue any advertising, promotion or publicity which tend to indicate that distributor or dealer, as the case may be, is a distributor of Products. Distributor agrees, and will require each dealer to agree, that such trademarks and trade names used by the Company are the property of and owned by the Company or its affiliates and the use thereof by Distributor or dealer, as the case may be, shall not provide Distributor or dealer, as the case may be, with any property rights therein.

GENERAL PROVISIONS:

No Agency. Distributor is not and any dealer of Distributor shall not be an agent of Company and Distributor agrees, and agrees to require dealer, not to represent itself as such.

No Franchise. Distributor agrees that this Agreement does not constitute the grant of a franchise or other similar rights, nor does it confer an exclusive Territory upon Distributor. Distributor acknowledges that it has not been required to, nor has it paid any franchise fee or other fees in connection with the execution of this Agreement.

Waiver. The failure of either party at any time to enforce any obligation, exercise any option or require performance under the provisions of this Agreement will not be construed to be a waiver of such provisions, nor affect the right of each party to enforce subsequently each and every provision of this Agreement.

Severability. If any part of this Agreement is found to be invalid, the Agreement shall be deemed separable and the remainder shall remain in full force and effect.

Entire Agreement; Amendment. The Agreement and the referenced policies, procedures, standards and guidelines constitute the entire agreement of the parties. No other understanding or agreement will apply to this Agreement unless in writing and expressly made a part of this Agreement. There shall be no obligation to either party to renew this Agreement upon its expiration nor shall there be any liability for either party's failure to renew.

Notwithstanding the foregoing, the Company reserves the right to change the construction, specifications, prices, discounts or terms of sale of its Products without notice and without obligation as to Products not previously shipped or sold to Distributor.

Indemnity. Distributor shall indemnify the Company and its directors and hold them harmless from any claims, demands, liabilities, suits or expenses of any kind arising out of or in connection with Distributor's business, and this provision shall survive the termination of the Agreement.  At no time shall Company be liable to Distributor for incidental or consequential damages.

Confidential Information. Distributor shall not use or disclose to third parties any confidential information (including trade secrets and other proprietary information) concerning the business, affairs, or the products of the Company or EVDR, which Distributor may acquire in the ordinary course of its activities under this Agreement. Distributor agrees to take all necessary and reasonable precautions to prevent any such disclosure by any of its employees or officers. Distributor agrees that Company or Evader, as the case may be, owns said confidential information.

Distributor agrees that all customer lists compiled by Company from warranty registration cards or other information received by Company from Distributor are the exclusive property of Company and may be used by Company in any manner.

Representations.  A) Distributor represents to Company, and Distributor will require each dealer to represent to Distributor, that no person employed by it is an employee or official of any government agency or a corporation owned by any government and that no part of any monies or consideration paid hereunder shall accrue for the benefit of any such employee or official. Distributor acknowledges, and Distributor will require each dealer to acknowledge to Distributor, that certain laws of the United States ma result in the imposition of sanctions on the Company and its employees in the event that Distributor or dealer, as the case may be, directly or indirectly, offers, promises or makes payments to government officials or others fir the purpose of influencing decisions favorable to Company. Distributor agrees that in performing its obligations hereunder, it shall comply at all times with all applicable laws, regulations and orders of the government of the United States and the Territory.

Understanding. Distributor acknowledges that it has read this Agreement, understands the terms and conditions contained in this Agreement and agrees to be bound by these terms and conditions.

Competition. Distributor shall not purchase or sell any goods, which are competitive with any of the Products.

English Language. This Agreement is entered into in the English language. Should a translation of this Agreement into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this Agreement, the English text shall govern.

Disputes. Any differences or any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Rules of Procedure of the Inter-American Commercial Arbitration Commission. The arbitration proceedings shall be held before an arbitral tribunal in Seattle. Washington, and shall be conducted in the English language. The arbitral tribunal shall apply the substantive laws of the State pf Washington, provided, however, that all matters relating to arbitration will be governed by the Federal Arbitration Act(9 U.S.C. §§1 et seq.) and not by any state arbitration law. Any award of such arbitration tribunal shall be final and binding upon the parties to this Agreement and shall not be attacked by either party in any court of law and may be enforced in any court having jurisdiction. The parties agree that the Company shall have the right to obtain interim injunctions and orders from a court of competent jurisdiction if the dispute relates to the unauthorized use of disclosure of the Company's confidential information, or the unauthorized use or infringement of its intellectual property.

Law. For the purpose of any proceedings arising out of this Agreement including proceedings incidental to or in aid of this Agreement to arbitrate, distributor hereby consents to the jurisdiction of any court of general jurisdiction of the State of Washington and Distributor further agrees that mailing to its last known address by registered mail of any process shall constitute lawful and valid process in any such proceeding. Distributor further agrees to waive its right to a trial by jury. Distributor further agree that it will bring any legal proceedings arising out of this Agreement, including proceedings incidental to, or in aid of the parties' agreement to arbitrate, only in the courts mentioned above.

Attorneys Fees. If either party, notwithstanding the foregoing, should attempt either to remove any dispute arising in connection with this Agreement in a court of law or equity or to forestall, preempt, or prevent arbitration of any such dispute by resort to the process of a court of law or equity, and such dispute is ultimately determined to be arbitral by such court of law or equity, the arbitrator shall include in his award any amount for the other party equal to all of that other party's costs, including reasonable attorney's fees, incurred in connection with such arbitrability determination.

Rob Stoneham                   December 30, 2004            Atsushi Maki                                 December 30, 2004

EVADER MOTOR SPORTS, INC.

Date:

DISTRIBUTOR

Date: